Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

March 30, 2022

Soleno Therapeutics, Inc.

203 Redwood Shores

Parkway, Suite 500

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Soleno Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale of an aggregate of 60,000,000 “Units”, with 40,000,000 of the Units consisting of one share of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Common Shares”) and one immediately exercisable common warrant to purchase one share of Common Stock (the “Common Warrants”), and 20,000,000 of the Units consisting of one pre-funded warrant to purchase one share of Common Stock (the “Prefunded Warrants” and together with the Common Warrants, the “Warrants”) and one Common Warrant. The shares of Common Stock issuable upon the exercise of the Warrants are referred to as the “Warrant Shares”, and together with the Common Shares as the “Shares”. The Shares and the Warrants are referred to herein as the “Securities”. The Securities are being offered and sold pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-252108) filed on January 14, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 9, 2021 (the “Registration Statement”).

The offering and sale of the Securities are being made pursuant to the underwriting agreement (the “Underwriting Agreement”), dated as of March 28, 2022, by and between the Company and Oppenheimer & Co. Inc., as representative of the several Underwriters named on Schedule I thereto.

We have examined copies of the Underwriting Agreement, the Registration Statement, the base prospectus that forms a part thereof and the prospectus supplement thereto related to the offering of the Securities, which prospectus supplement is dated as of the date hereof and will be filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933, as amended. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Based on and subject to the foregoing, we are of the opinion that (i) the Common Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) when the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (iii) the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about March 30, 2022, for incorporation by reference into the Registration Statement.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, PC

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation